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                                                                    EXHIBIT 23.1

              CONSENT OF ERNST & YOUNG LLP, INDEPENDENT AUDITORS



      We consent to the reference to our firm under the captions "Selected Financial Data" and "Experts" and to the use of our report dated April 1, 1997 (except for Note 8, as to which the date is May 9, 1997), in the Registration Statement (Form SB-2) and related Prospectus of fine.com Corporation for the registration of 1,250,000 shares of its common stock.



                                       Ernst & Young LLP


Seattle, Washington
May 9, 1997